Beaverton, Oregon (Business Wire) – April 30, 2003 – Wilshire Financial Services Group Inc. (OTCBB:WFSG) reported net income after taxes for the quarter ended March 31, 2003 of $1.6 million, or $0.09 per basic share, compared with a net loss of $0.8 million, or $0.05 per basic share, for the quarter ended March 31, 2002. WFSG’s pre-tax income was approximately $2.6 million for the quarter ended March 31, 2003, compared with a pre-tax loss of $1.1 million for the corresponding 2002 period.

WFSG’s stockholders’ equity at March 31, 2003 was $101.4 million ($5.56 and $5.04 per basic and diluted share, respectively), an increase of $1.9 million over December 31, 2002 equity. The increase reflects net income for the quarter and $0.7 million in tax benefits relating to losses generated in the Company’s pre-reorganizational period, partially offset by after-tax unrealized losses on the Company’s portfolio of available-for-sale securities (approximately $0.4 million) and on its hedging transactions (approximately $59 thousand).

The Company’s improvement in operating results in the first quarter of 2003 over the corresponding 2002 period reflects a $1.6 million increase in other income, primarily as a result of higher net servicing income at the Company’s loan servicing subsidiary, partially offset by a $1.0 million decrease in consolidated net interest income. In addition, the Company’s other operating expenses declined by $3.3 million versus the first quarter of 2002. The Company’s first quarter 2002 other operating expenses included approximately $4.75 million on non-recurring charges and legal expenses related to the settlement of litigation which arose from events prior to the Company’s June 1999 restructuring. The absence of these settlement-related charges in the 2003 period was partially offset by a $1.1 million increase in compensation expense due primarily to the expansion of the Company’s Specialty Servicing and Finance Operations. The Company’s other operating expenses continue to include expenses on behalf of prior officers in connection with the events that gave rise to the litigation. Such costs totaled approximately $0.5 million for each of the quarters ended March 31, 2003 and 2002.

Other significant activity included the following:

- The Company’s banking subsidiary, First Bank of Beverly Hills, F.S.B. (the “Bank”), recorded pre-tax income of $2.6 million for the quarter ended March 31, 2003, compared with a similar result for the first quarter of 2002. The Bank’s net interest spread was approximately 2.1% for the first quarters of both 2003 and 2002, as the decline in rates impacted its interest-earning assets and interest-bearing liabilities to a similar extent. Average interest-earning assets during the first quarter of 2003 exceeded those during the first quarter of 2002 by $41 million. However, the Bank’s net interest margin decreased to 2.52% during the first quarter, a decline of 0.12% from the 2002 period. In the first quarter of 2003, the Bank originated and purchased an aggregate of approximately $37 million in new income property loans and purchased $18 million of government agency mortgage-backed and other investment securities during the first quarter, 2003. These originations and purchases were offset by $75 million in repayments and prepayments of the Bank’s earning assets during the quarter, resulting in a $21.7 million decline in earning assets versus December 31, 2002, precipitated primarily by the continuing decline in interest rates. The Bank’s overall asset quality remains strong, and its total non-performing assets continue to represent less than 1% of total assets. At March 31, 2003, the Bank’s risk-based capital ratio was 15.9%, exceeding the 10.0% ratio required to be categorized as “well capitalized” by regulatory standards.

- The Company’s Specialty Servicing and Finance Operations, consisting of its loan servicing subsidiary Wilshire Credit Corporation (“WCC”) and its investment subsidiary Wilshire Funding Corporation (“WFC”), recorded pre-tax income totaling $1.3 million for the quarter ended March 31, 2003, compared with $0.8 million for the quarter ended March 31, 2002. Net servicing income for the first quarter of 2003 totaled $7.9 million, a 36% increase over net servicing income for the 2002 period. This increase reflects the continuing growth in the volume of WCC’s serviced loans portfolio as a result of contractual flow agreements and new servicing rights acquisitions. At March 31, 2003, WCC’s portfolio of serviced loans totaled $5.1 billion, compared with $4.1 billion at December 31, 2002 and $3.7 billion at March 31, 2002. The increase in servicing income was partially offset by a $1.0 million increase in compensation expense as a result of higher employee head count, and by a $0.6 million decline in net interest income, which was primarily due to WFC’s sale of a loan portfolio in the second quarter of 2002 and paydowns on WFC’s remaining loans in 2002 and 2003.

“Despite unprecedented prepayments of our earning and serviced assets, our Banking Operations made significant progress in building our core income property loan portfolio, and our Servicing Operations increased its serviced loan asset base by $1.5 billion, or 39%, year-over-year,” said Stephen P. Glennon, CEO of Wilshire Financial Services Group Inc. “We are pleased with the results.”

For further information, please see our website (www.wfsg.com) for our 10-Q Report and related communications (available on or about May 12, 2003).

This release contains forward-looking statements including financial projections, statements as to the plans and objectives of management for future operations, and statements as to the Company’s future economic performance, financial condition and results of operations. These forward-looking statements are not historical facts but rather are based on current expectations, estimates, and projections about our industry, our beliefs and our assumptions. Words such as “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks” and “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. The Company’s actual results may differ materially from those projected in these forward-looking statements as a result of a number of factors, including, but not limited to, the condition of the real estate market, the availability and conditions of financing for loan pool acquisitions, mortgage-backed securities, mortgage loan servicing rights and other financial assets as well as interest rates. Readers of this release are cautioned not to place undue reliance on these forward-looking statements.

Contact Information:

Wilshire Financial Services Group Inc.
Stephen P. Glennon
Chief Executive Officer and
Chief Financial Officer
(503) 223-5600

Michael D. Farrell
Vice President, Financial Reporting
(503) 525-7225

WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)
(Dollars in thousands)

                                                                                             March 31,     December 31,
                                                                                                2003           2002
                                                                                            ------------   ------------
                                                          ASSETS

Cash and cash equivalents ................................................................  $     12,273   $     17,579
Government agency mortgage-backed securities available for sale, at fair value ...........       190,107        211,082
AAA mortgage-backed securities available for sale, at fair value .........................        42,605         48,320
Other mortgage-backed securities available for sale, at fair value .......................         1,864          2,133
Investment securities available for sale, at fair value ..................................        22,260         11,962
Loans, net of allowance for loan losses of $7,822 and $7,980 .............................       481,600        486,667
Discounted loans, net of allowance for loan losses of $40,235 and $40,920 ................         6,062          6,630
Stock in Federal Home Loan Bank of San Francisco, at cost ................................        10,952         10,808
Real estate owned, net ...................................................................           772          1,101
Leasehold improvements and equipment, net ................................................         3,224          3,218
Accrued interest receivable ..............................................................         3,945          4,043
Servicer advance receivables, net ........................................................        26,383         19,922
Service fees receivable ..................................................................         2,707          2,334
Purchased mortgage servicing rights ......................................................        10,842          5,405
Receivables from loan servicers ..........................................................         1,108            462
Intangible assets, net ...................................................................         3,636          3,701
Prepaid expenses and other assets ........................................................         7,402          7,654
                                                                                            ------------   ------------
          TOTAL ..........................................................................  $    827,742   $    843,021
                                                                                            ============   ============

                        LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
     Noninterest-bearing deposits ........................................................  $      3,836   $      3,659
     Interest-bearing deposits ...........................................................       381,261        392,122
     Short-term borrowings ...............................................................        92,098         91,870
     Accounts payable and other liabilities ..............................................        14,654         14,284
     FHLB advances .......................................................................       206,000        216,000
     Long-term investment financing ......................................................         7,132          4,284
     Trust preferred subordinated debt ...................................................        20,000         20,000
     Investor participation liability ....................................................         1,386          1,346
                                                                                            ------------   ------------
          Total liabilities ..............................................................       726,367        743,565
                                                                                            ------------   ------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
     Preferred stock, $0.01 par value, 10,000,000 shares authorized, 0 shares
        outstanding ......................................................................            --             --
     Common stock, $0.01 par value, 90,000,000 shares authorized, 23,874,206
        and 23,820,874 shares issued (including treasury shares of 5,626,212) ............       115,135        114,357
     Treasury stock, 5,626,212 shares, at cost ...........................................       (15,106)       (15,106)
     Accumulated deficit .................................................................        (1,532)        (3,096)
     Accumulated other comprehensive income, net .........................................         2,878          3,301
                                                                                            ------------   ------------
        Total stockholders' equity .......................................................       101,375         99,456
                                                                                            ------------   ------------
          TOTAL ..........................................................................  $    827,742   $    843,021
                                                                                            ============   ============

WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except share data)

                                                                                         Quarter Ended
                                                                                           March 31,
                                                                                  ---------------------------
                                                                                      2003           2002
                                                                                  ------------   ------------
INTEREST INCOME:
         Loans .................................................................  $      8,470   $     10,845
         Mortgage-backed securities ............................................         3,467          2,932
         Securities and federal funds sold .....................................           172            340
                                                                                  ------------   ------------
       Total interest income ...................................................        12,109         14,117
                                                                                  ------------   ------------
INTEREST EXPENSE:
         Deposits ..............................................................         3,213          4,422
         Borrowings ............................................................         3,463          3,271
                                                                                  ------------   ------------
         Total interest expense ................................................         6,676          7,693
                                                                                  ------------   ------------
NET INTEREST INCOME ............................................................         5,433          6,424
PROVISION FOR LOSSES ON LOANS ..................................................            30             13
                                                                                  ------------   ------------
NET INTEREST INCOME AFTER PROVISION FOR LOSSES ON LOANS ........................         5,403          6,411
                                                                                  ------------   ------------
OTHER INCOME:
         Servicing income ......................................................         7,841          5,522
         Loan fees and charges .................................................            23             42
         Real estate owned, net ................................................            25            (46)
         Gain on sale of loans .................................................             5             44
         Loss on sale of securities ............................................            --            (62)
         Investor participation interest .......................................           (70)          (326)
         Other, net ............................................................           214          1,261
                                                                                  ------------   ------------
         Total other income ....................................................         8,038          6,435
                                                                                  ------------   ------------
OTHER EXPENSES:
         Compensation and employee benefits ....................................         6,771          5,641
         Professional services .................................................         1,149          1,787
         Occupancy .............................................................           553            543
         FDIC insurance premiums ...............................................           108            105
         Data processing .......................................................           254            288
         Communication .........................................................           233            312
         Insurance .............................................................           340            279
         Corporate travel and development ......................................            83             90
         Depreciation ..........................................................           408            422
         Amortization of intangibles ...........................................            65             65
         Postage and courier expense ...........................................           260            303
         Provision for litigation claims .......................................            --          3,600
         Other general and administrative expenses .............................           574            684
                                                                                  ------------   ------------
         Total other expenses ..................................................        10,798         14,119
                                                                                  ------------   ------------
INCOME (LOSS) BEFORE MINORITY INTEREST AND INCOME TAXES ........................         2,643         (1,273)
MINORITY INTEREST ..............................................................            --            200
                                                                                  ------------   ------------
INCOME (LOSS) BEFORE INCOME TAXES ..............................................         2,643         (1,073)
INCOME TAX PROVISION (BENEFIT) .................................................         1,079           (300)
                                                                                  ------------   ------------
NET INCOME (LOSS) ..............................................................  $      1,564   $       (773)
                                                                                  ============   ============

Earnings (loss) per share - basic...............................................  $       0.09   $      (0.05)
Earnings (loss) per share - diluted.............................................  $       0.08   $      (0.05)

Weighted average shares outstanding - basic.....................................    18,223,698     16,180,604
Weighted average shares outstanding - diluted...................................    20,236,356     16,180,604